                                                                           2-D-5

                  NOTICE OF GUARANTEED DELIVERY FOR SHARES OF
               COMMON STOCK OF FIDELITY ADVISOR KOREA FUND, INC.
              SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION
                      AND THE OVER-SUBSCRIPTION PRIVILEGE

               FIDELITY ADVISOR KOREA FUND, INC. RIGHTS OFFERING

     As set forth in the Fund's Prospectus dated November   , 1996 (the
"Prospectus") under "The Offer -- Payment for Shares," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of Fidelity Advisor Korea Fund, Inc. Common Stock subscribed for by exercise of Rights pursuant to the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and
must be received prior to 5:00 p.m. New York City time on December   , 1996 (the
"Expiration Date").* The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus.

                           THE SUBSCRIPTION AGENT IS:

                      STATE STREET BANK AND TRUST COMPANY

           BY FACSIMILE:                  BY EXPRESS MAIL OR OVERNIGHT
           (TELECOPIES)                             COURIER:                                 BY HAND:
(617) 774-4519                         State Street Bank and Trust Company    State Street Bank and Trust Company
Confirm by telephone to:               Corporate Reorganization               Corporate Reorganization
(617) 774-4511                         Two Heritage Drive, MB2                225 Franklin Street -- Concourse Level
BY FIRST CLASS MAIL OR                 North Quincy, Massachusetts 02171      Boston, Massachusetts 02110
EXPRESS MAIL:                          U.S.A.                                 U.S.A.
State Street Bank and Trust Company                                           or
Corporate Reorganization                                                      Bank Boston
P.O. Box 9061                                                                 c/o Boston EquiServe
Boston, Massachusetts 02285-8686                                              Corporate Reorganization
U.S.A.                                                                        55 Broadway -- 3rd Floor
                                                                              New York, New York 10006
                                                                              U.S.A.

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS
       VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE,
                     DOES NOT CONSTITUTE A VALID DELIVERY.

     The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of shares subscribed for under both the Primary Subscription and the Over-Subscription Privilege to the Subscription Agent and must deliver this Notice of Guaranteed Delivery guaranteeing delivery of (i) payment in full for all subscribed shares and (ii) a properly completed and executed Subscription Certificate to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date.* The Subscription Certificate and full payment must then be delivered by the close of business on the third business day after the Expiration Date* to the Subscription Agent. Failure to do so will result in a forfeiture of the Rights.

                           (continued on other side)

---------------
* Unless extended by the Fund.

                                   GUARANTEE

     The undersigned, a member firm of the New York Stock Exchange or a bank or trust company guarantees delivery of payment to the Subscription Agent by the close of business (5:00 p.m., New York City time) on the third business day
(December   , 1996) after the Expiration Date (December   , 1996, unless
extended) of (i) a properly completed and executed Subscription Certificate and
(ii) payment of the full Subscription Price for shares subscribed for on Primary Subscription and pursuant to the Over-Subscription Privilege, if applicable, as subscription for such shares is indicated herein or in the Subscription Certificate.

  1.  Primary             Number of Rights to be   Number of Primary        Payment to be made in
      Subscription        exercised                Shares requested for     connection with Primary
                                    Rights         which you are            Shares
                                                   guaranteeing delivery    $
                                                   of Rights and Payment
                                                               Shares
                                                   (Rights X by   )
  2.  Over-Subscription                            Number of Over-          Payment to be made in
                                                   Subscription Shares      connection with Over-
                                                   requested for which you  Subscription Shares
                                                   are guaranteeing
                                                   payment
                                                   Shares                   $
                                                                            ----------------
  3.  Totals              Total Number of Rights                            $
                          to be Delivered                                   ----------------
                                    Rights                                  ----------------
                                                                            Total Payment

Method of Delivery of Rights (circle one) A. Through The Depository Trust
                                             Company ("DTC")*

                                          B. Direct to the Subscription Agent

     Please note that if you are guaranteeing for Over-Subscription Shares and are a DTC participant, you must also execute and forward to State Street Bank and Trust Company a Nominee Holder Over-Subscription Certification.

---------------------------------------------  ---------------------------------------------
Name of Firm                                   Authorized Signature

---------------------------------------------  ---------------------------------------------
Address                                        Title

---------------------------------------------  ---------------------------------------------
Zip Code                                       Name (Please Type or Print)

---------------------------------------------
Name of Registered Holder (If Applicable)

---------------------------------------------  ---------------------------------------------
Telephone Number                               Date

* IF THE RIGHTS ARE TO BE DELIVERED THROUGH DTC, CALL THE SUBSCRIPTION AGENT TO OBTAIN A PROTECT IDENTIFICATION NUMBER, WHICH NEEDS TO BE COMMUNICATED BY YOU TO DTC.

                                        2